UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 6, 2013, Omnicare, Inc. (the “Company”) adopted a Rule 10b5-1 plan under which the Company may repurchase its shares at times when the Company would not ordinarily be in the market due to the Company’s trading policies or the possession of material non-public information. This plan has been established pursuant to, and as part of, the Company’s share repurchase program. As previously announced, the Company’s Board of Directors approved a new share repurchase program under which the Company has $500 million of available authorization for share repurchases. The timing and extent of the repurchases under the Rule 10b5-1 plan are subject to Securities and Exchange Commission regulations as well as certain price, market volume and timing constraints specified in the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  December 6, 2013